UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Fund.com Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-0284778
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14 Wall Street, 20th Floor, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Class A Common Stock par value $0.001 per share (Title of Class)	American Stock Exchange (Name of Exchange)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Class A Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” on the Form 8-K (File No. 333-121764) filed with the Securities and Exchange Commission (the “Commission”) on January 17, 2008, and is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Fund.com Inc.

Date: April 18, 2008	By:	/s/ Raymond Lang
Name: Raymond Lang
Title: Chief Executive Officer